UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

    On June 21, 2010 El Paso Pipeline Partners, L.P. (the “Partnership”) and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”) (together with the Partnership, the “El Paso Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBS Securities Inc. as sole book-running manager (the “Underwriter”), relating to the public offering by the Operating Company of $110 million aggregate principal amount of the Operating Company’s 6.50% Senior Notes due 2020 (the “Notes”).  The Notes are additional notes of the series originally issued by the Operating Company on March 30, 2010.  The Notes have been guaranteed on a full and unconditional basis by the Partnership.  The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-165679), as supplemented by the Prospectus Supplement dated June 21, 2010 relating to the Notes, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.  Closing of the issuance of the Notes is scheduled for June 23, 2010.  A legal opinion related to the Notes is filed herewith as Exhibit 5.1.

    The Underwriting Agreement provides that the obligations of the Underwriter to purchase the Notes are subject to approval of certain legal matters by counsel to the Underwriter and other customary conditions.  The Underwriter is obligated to purchase all the Notes if it purchases any of the Notes.  The Underwriting Agreement contains customary representations, warranties and agreements by the El Paso Parties and customary conditions to closing.   Additionally, the El Paso Parties have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

    The Prospectus Supplement provides that the Operating Company will use the net proceeds from the offering, together with the net proceeds from the Partnership’s recently announced public offering of 10,000,000 common units, including El Paso Pipeline GP Company L.L.C.’s (the general partner of the Partnership) proportionate capital contribution and proceeds from borrowings under the Operating Company’s revolving credit facility, as consideration for the Partnership’s acquisition of additional partnership interests in Southern Natural Gas Company.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 21, 2010, by and among El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P., and RBS Securities Inc.
5.1	Opinion of Andrews Kurth LLP.
23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: June 22, 2010

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Each exhibit identified below is filed as a part of this report.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 21, 2010, by and among El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P., and RBS Securities Inc.
5.1	Opinion of Andrews Kurth LLP.
23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).